Exhibit 3.15

ARTICLES OF INCORPORATION

of

LANGELOTH METALLURGICAL COMPANY

We, the undersigned, having associated ourselves together for the purpose of forming a corporation under the Nevada Business Corporation Act, do hereby certify:

1.                                       The name of the corporation is:

LANGELOTH METALLURGICAL COMPANY

2.                                       The address of its registered office in the State of Nevada is One East First Street, in the City of Reno, County of Washoe.  The name of its registered agent at such address is The Corporation Trust Company of Nevada.

3.                                       The nature of the business or purposes to be conducted or promoted is:

To engage in any lawful act or activity for which corporation may be organized under the Nevada Business Corporation Act.

4.                                       The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

5.                                       The members of the governing board of this Corporation shall be known as directors.  The number of directors may from time to time be increased or decreased in such manner as may be stated in the By-Laws of this Corporation, provided that the number of directors shall not be reduced to less than three.  The names and addresses of the first Board of Directors are as follows:

NAME	MAILING ADDRESS

Jeffrey G. Clovenger	1501 W. Fountainhead Pkwy Tempe, AZ 85282

Deborah J. Friedman	9100 E. Mineral Circle Englewood, Colorado 80112

Gerald J. Malys	9100 E. Mineral Circle Englewood, Colorado 80112

6.                                       The names and addresses of the Incorporators signing these Articles of Incorporation are as follows:

NAME	MAILING ADDRESS

C. Corwin Bromley	9100 E. Mineral Circle Englewood, Colorado 80112

Dale E. Huffman	9100 E. Mineral Circle Englewood, Colorado 80112

Pamela A. Soily	9100 E. Mineral Circle Englewood, Colorado 80112

The powers of the Incorporators shall terminate upon the filing of this certificate of incorporation.

7.                                       The corporation is to have perpetual existence.

8.                                       In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the corporation.

9.                                       Elections of directors need not be by written ballot unless the By-Laws of the corporation shall so provide.

Meetings of stockholders may be held within or without the State of Nevada as the By-Laws may provide.  The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the By-Laws of the corporation.

10.                                 The corporation reserves the right to amend, alter, change or repeal any provision contained in this Article of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

2

WE, THE UNDERSIGNED, being each of the incorporates herein before named, for the purpose of forming a corporation pursuant to the Nevada Business Corporation Act to make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set out hands this 26th day of October, 1993.

C. Corwin Bromley

Dale E. Huffman

Pamela A. Soily

3

LANGELOTH METALLURGICAL COMPANY

CERTIFICATE OF AMENDMENT

Langeloth Metallurgical Company, a Nevada corporation, hereinafter referred to as the “Corporation”), hereby certifies to the Secretary of state that:

FIRST:  The name of the corporation is Langeloth Metallurgical. Company.

SECOND:  Article 5 of the Articles of Incorporation of the corporation is hereby amended in its entirety to read as follows:

5.                                       The members of the governing board of this Corporation shall be known as directors.  The number of directors may from time to time be increased or decreased in such manner as may be stated in the Bylaws of this Corporation.  The names and addresses of the first Board of Directors are as follows:

NAME	MAILING ADDRESS

Jeffrey G. Clovenger	1501 W. Fountainhead Pkwy.
Tempe, Arizona 75282

Deborah J. Freidman	9100 East Mineral Circle
Englewood, Colorado 80112

Gerald J. Malys	9100 East Mineral Circle
Englewood, Colorado 80112

THIRD: The amendment was adopted by the unanimous written consent of the stockholders of the corporation in accordance with Section 78.320 of the Nevada General Corporation Law on the 21st day of December, 1993.

IN WITNESS WHEREOF, Langeloth Metallurgical Company has caused this Certificate of Amendment to be signed in its name and on its behalf by its President and by its secretary on this 5th day of January, 1994, and its President and secretary acknowledge that this Certificate of .Amendment is the act and deed of Langeloth Metallurgical Company and, under the penalties of perjury, that the matters and facts set forth herein with respect to authorization and approval are true in all material respects to the best of the President’s and the Secretary’s knowledge, information and belief.

LANGELOTH METALLURGICAL COMPANY

By:
F. Steven Mooner, President

By:
James K. Poage, Secretary

STATE OF COLORADO	)
) ss.
CITY AND COUNTY OF DENVER	)

The foregoing Certificate of Amendment was signed before me by F. Steven Mooney, as President of Langeloth Metallurgical Company, and James K. Poage, as Secretary of Langeloth Metallurgical Company, who, under oath, stated that the matters and facts set forth therein are true in all material respects to the best of their knowledge and belief.

Dated this 5th day of January, 1994.

Notary Public

[S E A L]
Address

My commission expires:

CERTIFICATE OF AMENDMENT OF
ARTICLES OF INCORPORATION OF
LANGELOTH METALLURGICAL COMPANY

F. Steven Mooney and Vicki P. Byrne, President and Secretary, respectively, of Langeloth Metallurgical Company, a Nevada corporation, certify as follows:

1.                                       The corporation was incorporated on October 27, 1993.

2.                                       Shares of the common stock of the corporation have been issued.

3.                                       Pursuant to the written consent of all of the directors of the corporation made on the date of this certificate, the directors of the corporation adopted and approved a resolution to amend Article I of the Articles of Incorporation to change the corporation’s name to Long Creek Mining Company.

4.                                       On the date of this certificate, the sole shareholder of the corporation approved the resolution to change the name of the corporation to Long Creek Mining Company.

5.                                       Article I of the Articles of Incorporation is amended to read as follows:

“The name of this corporation is Long Creek Mining Company.”

The undersigned make this certificate pursuant to NRS 78,390.

Dated June 30, 1998.

F. Steven Mooney, President	Vicki P. Byrne, Secretary

STATE OF COLORADO )
COUNTY OF ARAPAHOE	)

This Certificate of Amendment of Articles of Incorporation of Langeloth Metallurgical Company was acknowedged before me on June 30,1998 by F. Steven Mooney, as President of Langeloth Metallurgical Company.

Joyce P. Erickson, Notary Public
My commission expires on August 19, 1999

STATE OF COLORADO )
COUNTY OF ARAPAHOE	)

This Certificate of Amendment of Articles of Incorporation of Langeloth Metallurgical Company was acknowedged before me on June 30,1998 by Vicki P. Byrne, as Secretary of Langeloth Metallurgical Company.

Joyce P. Erickson, Notary Public
My commission expires on August 19, 1999

ANNUAL LIST OF OFFICERS, DIRECTORS AND AGENTS OF:	FILE NUMBER

LONG CREEK MINING COMPANY (see attached)	13278-1993

FOR THE PERIOD OCT 1998 TO 1999.  DUE BY OCT 31, 1999.
The Corporation’s duly appointed resident agent in the
State of Nevada upon whom process can be served is:

CT Corporation 1 East First Street Reno, NV 89501	FOR OFFICE USE ONLY FILED (DATE)

☐ IF THE ABOVE INFORMATION IS INACCURATE, PLEASE CHECK THIS BOX AND A CHANGE OF RESIDENT AGENT/ADDRESS FORM WILL BE SENT.

PLEASE READ INSTRUCTIONS BEFORE COMPLETING AND RETURNING THIS FORM.

1.               Include the names and addresses, either residence or business, for all officers and directors.  A President, Secretary, Treasurer and all Directors must be named.  There should be at lease one director.  Last year’s information may have been preprinted.  If you need to make changes, cross out the incorrect information and insert the new information above it.  An officer must sign in the form.  FORM WILL BE RETURNED IF UNSIGNED.

2.               If there are additional DIRECTORS, attach a list of them to this form.

3.               Return the completed form with the $85.00 filing fee.  A $15 penalty must be added for failure to file this form by the deadline.  An annual list received more than 60 days before its due date shall be deemed an amended list for the previous year.

4.            Make your check payable to the Secretary of State.  Your canceled check will constitute a certificate to transact business per NRS 78.155.  If you need the below attachment file stamped, enclose a self-addressed stamped envelope.  To receive a certified copy, enclose a copy of this completed form, an additional $10.00 and appropriate instructions.

5.               Return the completed form to: Secretary of State, 101 North Carson Street, Suite #3, Carson City, NV 80701-4788.  (775) 684-5706.

FILING FEE: $85.00		PENALTY: $15.00

NAME		TITLE(S)
PRESIDENT
F. STEVEN MOONEY
P.O. BOX	STREET ADDRESS	CITY	ST	ZIP
	945 W KENYON AVE	ENGLEWOOD	CO	80110

NAME		TITLE(S)
SECRETARY
VICKI P. BYRNE
P.O. BOX	STREET ADDRESS	CITY	ST	ZIP
	945 W KENYON AVE	ENGLEWOOD	CO	80110

NAME		TITLE(S)
TREASURER
VICKI P. BYRNE
P.O. BOX	STREET ADDRESS	CITY	ST	ZIP
	945 W KENYON AVE	ENGLEWOOD	CO	80110

NAME		TITLE(S)
DIRECTOR

P.O. BOX	STREET ADDRESS	CITY	ST	ZIP

NAME		TITLE(S)
DIRECTOR

P.O. BOX	STREET ADDRESS	CITY	ST	ZIP

I hereby certify this annual list.

X Signature of Officer	Date 9/28/98